Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-267424 and 333-273686 on Form S-3 and Nos. 333-242460, 333-225672, 333-223593, 333-222368, 333-216637, 333-210147, 333-203738, and 333-198753 on Form S-8 of our report dated February 25, 2025, relating to the financial statements of Minerva Neurosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 25, 2025